EXHIBIT 32.1

CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amended Quarterly Report on Form 10-Q/A of Quality Industrial Corp. (the “Company”) for the fiscal quarter ended June 30, 2022 as filed with the Securities and Exchange Commission (the “Report”), I, John-Paul Backwell, Chief Executive Office, and I, Krishnan Krishnamoorthy, Chief Financial Officer of the Company certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 9, 2022	/s/ John-Paul Backwell
John-Paul Backwell
Chief Executive Officer
(principal executive officer, principal financial and accounting officer)

Dated: November 9, 2022	/s/ Krishnan Krishnamoorthy
Krishnan Krishnamoorthy
Chief Financial Officer
(principal accounting, and financial officer)

This certification accompanies this Quarterly Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.